Issuer Free Writing Prospectus filed pursuant to Rule 433

Supplementing the Prospectus Supplement dated August 25, 2022 and the Prospectus dated January 22, 2021

Registration No. 333-252342

@ TOYOTA FINANCIA l SERVICES lncomeDriver Notes "' Accelerate your investments Toyoto l='inonciol Services' ln co me Driver Notes• offers you on opportunity to invest with a company you believe in and a partner youcan tru sL . - , , - : . - · ,..... e - ..,.,, • OV!;.RVl!;.W l=liATURliS G!;.T S TARTli D PROGRAM DOCUMliNTS l=AQS Q ue st i o ns? Ca l l l - 844 - 4M - M 73 LOGIN Overview Our lncomeDriver Notes ® pay a competitive interest rate and are redeemable at any time. lncomeDriver Notes ® are not a b a n k account or a money mar k et fund and are not !=D IC - in sur e d. lncomeDriver Notes ® are offered in the U. S . only, and only by means of a g r osf;>ed u s. < , I c > > Menage inv e s t me nts a l o ny l i me l -- l i g her i nte r e s t rotes t h a n lyp i co l so v in gs o cc o un ls Low $ 5 0 0 m i n i mum in it ial i nvestmen t Why choose lncomeDriver Notes®? EASY INITIAL INVESTMENT SIMPLE ACCESS TO UNDS MIGMER RETURNS Ea rn i ng i s easier w i t h higher interest rate, t h an lypicol saving, occcxmh A ll i i la k e, i, $500 l o , la r l earning w i t h u s No long - term commitment, so yo u ca n spend yO<Jr money how you li ke, whe n you like A smarter way to invest Rate Co mpa ris o n ' 4 . 75 % Compare ln c o me Dr ive r No t es • rates to those of other popular investment options and see how you can start making more of your inve stme nts . 2 0 .5 7% 0 . 06% I n come D ri ve r M o n ey M a rk et I n t e r est Notes C h ec kin g ' As of Ap ri l 17 2023. national roles lo , Money Morket o,..J l n t e cesl Checki"] me cokula!ed within on onn uo l pe c ce nloge yie l d . T hsi i n lom - .. tion i , based upon lhe ra!es pu b l is hed by lhe " ed e ra l Deposa I nsura nce Coc p o ra tion ' l nc om e Dcive r N o te,. d o not const a ute a saYings , deposit m ot he , bank occounl ond me not i ns u red b y o r sub j ec t t o the p rn ted i o n of lhe " ed e ra l Depo,a I nsura nce Co'l'oration. The l ncomeDr ive c N ole , ore not o money mo,h,i fund, whkh ore typica l l y dive cs i fied fu nds consisting o f short - lenn debt securi t ie s o f mony i ssue cs, and lhe re fo re d o not mee t t he d Ners i fi cotio ns and inveslment quo l ,ly st a nda rds se t foclh lo , m o ney mmkel fund, by lhe l nvesl ment Compony Ac t of 1940. Get started today It's never too late, or too ear l y,to begin i nvestin g with a trusted partner l i ke Toyota i=in a n c i a l Se r vic es . Take a look at how s i mp l e it is to start . C D 0 V E IHl ' V YOUD E LI G IBILI T Y l ncome D , iv e r No t es• m e ovo i loble l o i ndivi d u a l , and e n! il ie, with a U. S address and o SS N m " ede ra l T , o I D number. LUDN ABOUT YOUD IN VES TM E'. N T eview ! he The p ro spec t us i s the l eg a l document we Ried w a h l he Securities a nd £. c h a nge Co mm i ss io n (SK) !ho t p c ovide, d e t oi l , o b oul T oyolo Mo t m C red i t Cm p o ra tion a nd ou c l nc ome D , iv e r Note,. p rn g rn m. w hk h rrx,y he l p you make o mo re inhmed d eci si o n. 0 C O MPL ETE T M E'. E N D O L1 - M E'. N T APPLI CA T I O N \ li sil o u c se cu c e en ro l l me n! webs i t e t o co mp l e le yom e nro l l me nt o p p l k o l io n o,..J e l ect ronicol l y fund you , init i a l invest men t f , om your U . S. bank acco un t. Cash ond checks conno l be occe ple d. 0 ST AIIT IN VE'.ST IN G You wi ll e a m do i l y inle c es t on y o u r pd ncipo l i nves tm ent You , i nle c es t w i l l be o ulo m a l ico l ly re inves ! ed a t l he end o f eoch mon!h i;_NROLL NOW Program documents ENROLLMENT Pr iYa cy Nol ie@ VIEW Ter m s of U s @ VIEW Ej Pro q > @ d us VIEW ACCOUNT CHANGE FORMS ® Updal@ yo u r prolll@ or bank a cco u nt i nlor ma l io n VIEW f!etiU@ a c u sl o d io l i """ sl m@nt VIEW Auth o ri n> on Atl om @y'in • F' a ct , Gua rd i a n , or Con se rva tor VIEW CORPORATE RESOLUTION ld@ntily i n di Yid ua s l who c a n t ra n s a ct on cor po ra t e, t. - u, t , or pm tn @ rs h ip Not .... VIEW requently asked questions 0 W h a t are ln co m e Dri ve r N ot e s <tl ? The lnco me D r ive r No le s ® progrom is a direct investment i n senior notes issued by Toyota Motor C r e d it Corporolion (" T MC C "). l ncome Dr i ve r No tes ® poy o vorioble role of i nte res t ond ore redeemable ol ony l i me. l nco me Dr i ve r No tes " are not o bonk account or o money morket fund ond ore not FDIC insured. l nco me Dr i ve r No tes ® ore offered i n the U.S. only, and only by meons of a p r os f!ect us . Re v i e w the pros f!ect u s before you i nvest. 0 A m I e li g ibl e to ma k e an ln co m e D r i ver N ot e s ® in ves t m e n t? Ind i v i d ua ls ond e nt i t ie s w i t h a volid Soc ia l Se c u ri t y number (SSN) o r U.S. federol ta xpaye r i de nt i fica tio n number (TIN) and o U.S. address are e l i g i b le. lnco me D r i ve r No le s ® may be he l d i ndivid ua lly o r jo i ntly, among up lo three i nd iv i d ua ls , or by co r po ra t i o ns, pa rt ne rsh i ps , lim i te d liability companies, firms, a ss oc i a t i o ns, or os custodial or t r ust i nves tme nts. 0 W h at i s t h e in te res t rate? Thecu rre nt i nte re st role is 4 . 7 5%.The inte r e st role i s vo r i o ble and subject lo change ol ony time. Interest is compounded do i ly ol the role in effect each day, bosed on o 365/366 - doy year. 0 Are ln co m e D r i ver N ot e s ® F DI C - in s u re d ? No, lncomeDriver Note s ® ore not a sa v i ngs, d e pos i t o r o t h e r bank account ond ore not i nsu red by or subject to the prot e ct i o n of the F ede r a l Deposit I nsu ra nce Co r po ra t i o n. 0 W h e re ca n I l e a rn m o re a b out T oyot a M o t o r C re di t Corpo r a t i o n ? Toyota Motor C red i t Co r po ra t i o n, wh i c h does bus i ness under the Toyota F i no ncio l Se r v i c es (T F S) se rv i ce ma rk, is one of the largest consume r finance compon i e s in the U.S. and one of t h e hig h est roted ca pt i ve oulo finance compa n i e s in the world. F o r informa t i o n oboul earnings results, fi l i ngs w i t h the Secur i t i e s ond E:xchonge Co mm i ss io n , ond company pres e nta t i o ns, v i sit our Inve sto r Relations Ce n te r. 0 H ow c a n I c o n ta ct t h e l n co m e D rive r N o t es * C u st o m e r Service Ce nt er? You can conloct the l ncome Dr i ve r No tes ® Customer Se r v ic e Center ot 1 - 8 44 - 464 - 467 3 . O u r re p r e se nlo l iv es are o vo i lo b l e Mondoy through F r id o y between 8 a.m. ond 7 p.m. (E:T). You can also re v i e w more frequently asked quest i o ns by clic k i ng he r e . @ TO YOTA FINANCIAL SERVICES lncomeDriver Notes " T oyolo " inoncio l Se r, i ce, i s o ser,ice mack used to mo,h,i lhe p rnd ud s of T oyolo Motoc C red a Cocporolion and l nc o meD riY e c Nole, is a regis!ered t rade mo , k of T oy ota Motor C red a Cocporolion T oyolo M o t oc C red it Cocporation ('TMCC" ) hos fi l e d o cegistrolion s!otement ( i n cl ud i ng o prns pec lus ) with t h e Sec u ri ties and £, cha ng e C o mmi ss ion ( "S £C") Im lhe offe r ing l o which lh com mun i c at i o n ce lo t es. Before y ou i nves t . you should read lhe p rn spec lu s in that c egist ra t ion st a te men t and other documen t , T MCC ho, R ied with t h e S£C Im more com p lete i nlo c mot i o n a b ou t TMCC and t h i s o ff e ri ng . You moy gel t he se d ocumenh fo e fcee by v is i li ng t h e S£C we b s i te al www.,oc.!I!! • <>< b y down l oa d i ng t hem he re . A lle mo tive l y . TMCC wi l l arrange ! o send you t h e prns pec t us i f you re.iues t a b y co l l i ng 1 - 84 4 - <164 - <1673. l nc o me D riY e c Notes me u nsec ured de bt o b l igot i o ns solely of T MCC and ore not ob l i g a l i o ns o f , oc direc t l y oc i ndirec t ly g ua rn nleed . b y T o yolo Motm Cmporation, T o yolo " i noncio l Ser,kes C ocpmoli o n , m a ny o f l he ic res p ec tive olfi l iot e, . T he l ncome D , iver N o tes• w i l l hove t he bene fit o f c red it suppocl og c e eme nh as described in t he och, ,Ried w i t h lhe S£C. l nc o me D , iv .,, - Notes donotcons l i l u t e o savings, depo, a or other ban k account and ore not i nsuced by oc subject l o the protection of t he l'ede ra l De p os il I nsura nce Cocporolion. l ncomeD ri ve c N ole , ore nol o m o ney mmkel fund, which me ty p k o l l y di ve csifi ed funds co ns i st i ng of sho rt • le c m debt secu ri ties of many issuers, and lhere foce d o not mee t t he dNersificotion and inves lmen t uo l a y st a nda rds sel lmth for money mmkel fund, by the l nveslmen t Company Act of 1940.

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